UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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  Soliciting Material Pursuant to Section §240.14a-12
RAND LOGISTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
RAND LOGISTICS, INC.
500 Fifth Avenue, 50th Floor
New York, NY 10110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held September 23, 2014

To the Stockholders of
Rand Logistics, Inc.:
You are invited to attend the annual meeting of stockholders (the “Meeting”) of RAND LOGISTICS, INC., a Delaware corporation (the “Company”), at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 on Tuesday, September 23, 2014, at 4:00 P.M. (local time), for the following purposes:
(1)
  To elect two directors of the Company as Class II directors to serve for a term of three years and until their successors have been duly elected and qualified;
(2)
  To hold a non-binding advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission;
(3)
  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the 2015 fiscal year; and
(4)
  To consider and act upon such other matters as may properly come before the Meeting.
Only stockholders of record at the close of business on July 25, 2014 are entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on July 25, 2014 will be available for inspection during business hours for ten days prior to the Meeting at the Company’s principal executive offices located at 500 Fifth Avenue, 50th Floor, New York, New York 10110.
We hope you will be able to attend the Meeting, but if you cannot do so, it is important that your shares be represented. Your vote is important regardless of the number of shares that you own. We urge you to read the attached Proxy Statement carefully and, whether or not you plan to attend the Meeting, to vote FOR the Board of Directors’ recommendations by promptly submitting a proxy by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided. If you have any questions or need assistance in voting your shares, please contact Okapi Partners LLC, which is assisting the Company at this year’s annual meeting, by email at info@okapipartners.com, or by phone at (877) 796-5274.
You should know that one of the company’s stockholders, JWest, LLC, has stated its intention to solicit votes in favor of two nominees for election at the Meeting in opposition to the Board of Directors’ recommended nominees. You may receive solicitation materials from JWest, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Jonathan R. Evans or Sean O’Connor, JWest’s nominees, contained in solicitation materials filed or disseminated by or on behalf of JWest or any other statements JWest may make.
The Board of Directors opposes the election of JWest’s director nominees. The Board of Directors is deeply committed to the Company, its stockholders and the creation and enhancement of stockholder value and believes that the election of its nominees is in the best interests of the Company’s stockholders. The Board of Directors strongly urges you to join the Board of Directors in voting FOR the director nominees proposed by the Board of Directors by using the enclosed WHITE proxy card and not to return any proxy card sent to you by JWest. If you vote using a proxy card sent to you by JWest, you can subsequently revoke it by using the WHITE proxy card. Only your last-dated proxy will count — any proxy may be revoked at any time prior to its exercise at the Meeting as described in the attached Proxy Statement.
Enclosed are our Proxy Statement for the Meeting, a WHITE proxy card and the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended March 31, 2014. The accompanying

Proxy Statement provides you with detailed information about the Meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about the Company from documents we have filed with the United States Securities and Exchange Commission.
The Company assures you that our Board of Directors and management will continue to act in the best interest of all of the Company’s stockholders. Thank you in advance for your cooperation and continued support.
By order of the Board of Directors,

CAROL ZELINSKI,
Secretary
New York, New York
[•], 2014
You are urged to date, sign and promptly return the WHITE proxy card in the envelope provided to you, so that if you are unable to attend the Meeting your shares will be voted.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2014:
Our Proxy Statement and Annual Report to Stockholders for the year ended March 31, 2014 are available at:
http://www.hivedms.com/RAND
ii

RAND LOGISTICS, INC.
500 Fifth Avenue, 50th Floor
New York, NY 10110

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
September 23, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the Board, of RAND LOGISTICS, INC., a Delaware corporation, to be used at the annual meeting of stockholders (the “Meeting”) of the Company which will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 on Tuesday, September 23, 2014, at 4:00 P.M. (local time), and at any adjournment or adjournments thereof. All references in this Proxy Statement to the “Company”, “we”, “us”, and “our” refer to Rand Logistics, Inc.
You should know that one of the company’s stockholders, JWest, LLC, has stated his intention to solicit votes in favor of Jonathan R. Evans and Sean O’Connor for election at the Meeting in opposition to the Board of Directors’ recommended nominees. You may receive solicitation materials from JWest, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to JWest, Mr. Evans or Mr. O’Connor contained in solicitation materials filed or disseminated by or on behalf of JWest or any other statements JWest may make.
The Board unanimously recommends that you use the WHITE proxy card accompanying this Proxy Statement to vote:
FOR the election of the named Class II nominees, John Binion and Jonathan Brodie, to our Board of Directors;
FOR the approval of a non-binding, advisory resolution approving the compensation of our named executive officers; and
FOR the ratification of the selection by the Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.
We are using a WHITE form of proxy card for solicitation of votes at the Meeting. Any stockholder has the power to revoke a previously submitted proxy by:
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  signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided;
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  delivering to the Secretary of the Company a written notice of revocation c/o Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110; or
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  attending the Meeting and voting in person.
Please note, however, that only your last-dated proxy will count — any proxy may be revoked at any time prior to its exercise at the Meeting as described in this Proxy Statement.
If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those voting instructions. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines. Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by the WHITE proxy card solicited by our Board of Directors will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted (i) FOR the election of the named director nominees as Class II directors; (ii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed; and (iii) FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2015 fiscal year.
If you have any questions or need assistance voting, please contact our proxy solicitor, Okapi Partners LLC by email at info@okapipartners.com, or by phone at (877) 796-5274.

Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The affirmative vote of (i) a plurality of the shares present at the Meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board of Directors; and (ii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2015 fiscal year and to approve any other business which may properly come before the Meeting. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Meeting for quorum purposes. The vote on executive compensation is advisory; however, we value the opinions of our stockholders and accordingly we anticipate that the Board of Directors and the Compensation Committee would carefully take into account the outcome of such vote when making future executive compensation decisions.
Abstentions will count as a vote against the proposals, other than the election of directors. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. Broker “non-votes” are not counted in the tabulations of the votes cast on any of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
The solicitation of proxies will be conducted by telephone, the Internet or mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of our Common Stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees named in Appendix A, none of whom will receive additional compensation for assisting with the solicitation. We have retained the services of Okapi Partners LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies; and we will pay to Okapi Partners up to $75,000, depending on the services that it provides to us during the course of the solicitation and the outcome of the solicitation. We will also reimburse Okapi Partners for its out-of-pocket expenses. We have agreed to indemnify Okapi Partners against certain liabilities relating to or arising out of their engagement. Okapi Partners estimates that approximately 25 of its employees will assist in this proxy solicitation, which they may conduct personally, by mail, Internet, telephone, fax, email, in-person meetings, press releases, and/or through the use of our investor relations website.
Our aggregate expenses related to the solicitation, including those of Okapi Partners and various professional services fees, but excluding salaries and wages of our officers and regular employees who may participate in the solicitation, will exceed those normally spent for an annual meeting as a result of the potential proxy contest and are expected to be up to approximately $[•], of which approximately $[•] has been spent to date. Additional information about persons who are participants in this proxy solicitation is set forth in Appendix A.
Our principal executive offices are located at 500 Fifth Avenue, 50th Floor, New York, New York 10110. The approximate date on which this Proxy Statement and the enclosed WHITE proxy card were first sent or given to stockholders was on or about [•], 2014.
There were outstanding on July 25, 2014, 18,043,650 shares of common stock, par value $.0001 per share (the “Common Stock”) and 300,000 shares of Series A Convertible Preferred Stock, par value $.0001 per share (the “Preferred Stock”). Holders of record of the Common Stock at the close of business on July 25, 2014 will be entitled to one vote for each share of Common Stock then held. The holders of record of the Preferred Stock at the close of business on July 25, 2014 are entitled to one vote for each of the 2,419,355 shares of Common Stock into which the Preferred Stock is convertible. Only stockholders of record at the close of business on July 25, 2014 will be entitled to vote.
As of July 25, 2014, there were 13 holders of record of the Common Stock, and 8 holders of record of the Preferred Stock.

BACKGROUND OF THE SOLICITATION
Over the past several years, management of the Company has consistently communicated with, and responded to questions about the Company’s business asked by, representatives (including its nominee Mr. Evans) of JWest, LLC (“JWest”), a private investment firm based in Carmel, Indiana, and JWest’s predecessors.
On June 5, 2014, the Company received an e-mail from Mr. Evans, in which Mr. Evans advised the Company of his intention to nominate Mr. O’Connor to stand for election to our Board of Directors at the Meeting. In his e-mail, Mr. Evans requested for (i) Laurence Levy to resign as the Chairman of our Board of Directors immediately, (ii) Edward Levy to become the Company’s Chief Executive Officer and (iii) the Company to appoint a new Chief Operating Officer with shipping experience.
On June 14, 2014, the Company received a letter from Mr. Evans, dated June 13, 2014, in which Mr. Evans advised the Company of his intention to nominate Mr. O’Connor to stand for election to our Board of Directors at the Meeting. In his letter, Mr. Evans stated that he would not pursue Mr. O’Connor’s nomination if (i) Laurence Levy resigned as the Chairman of our Board of Directors and Mr. Lundin was subsequently appointed Chairman, (ii) Edward Levy was appointed as the Company’s Chief Executive Officer, (iii) the Company appointed a new Chief Operating Officer with shipping experience and (iv) the Company terminated its arrangement with Hyde Park Real Estate LLC, pursuant to which the Company leases its office space in New York City.
On July 1, 2014, JWest filed a Schedule 13D/A with the SEC that included Mr. Evans’ June 13, 2014 letter to the Company.
On July 2, 2014, the Company received a letter from JWest, dated July 1, 2014, in which JWest purported to nominate Mr. Evans and Mr. O’Connor to stand for election to our Board of Directors at the Meeting.
On July 9, 2014, JWest filed a Schedule 13D/A with the SEC that included JWest’s July 1, 2014 letter to the Company.
On July 16, 2014, the Company received a letter from JWest, dated July 15, 2014, in which JWest requested that the Company include Mr. Evans and Mr. O’Connor as Class II director nominees in the Company’s Proxy Statement for the Meeting.
On July 16, 2014, JWest filed a Schedule 13D/A with the SEC that included JWest’s July 15, 2014 letter to the Company.
On July 21, 2014 Laurence S. Levy, our Executive Chairman, and Michael Lundin, our Lead Independent Director, met in Cleveland, Ohio with Mr. Evans, Mr. O’Connor and Matt Dodson, Brian Fishback and Jeremy Huser, each of whom is a representative of JWest, to discuss Rand’s history and general business matters as well as the actions that JWest requested in its June 13, 2014 letter.
As of the date hereof, the Company, on the one hand, and JWest, Mr. Evans and Mr. O’Connor, on the other hand, have not had any other material contacts.
The Board of Directors and the Corporate Governance/Nominating Committee have reviewed the preliminary information provided by JWest with respect to Mr. Evans and Mr. O’Connor, which information consisted, among other things, of (i) disclosure of Mr. Evans’ and Mr. O’Connor’s ownership of 70% and 10% of JWest LLC, respectively, (ii) disclosure of Mr. Evans’ beneficial ownership of 488,901 shares of Common Stock, (iii) disclosure of Mr. O’Connor’s beneficial ownership of 26,690 shares of the Common Stock and (iv) copies of Mr. Evans’ and Mr. O’Connor’s professional biographies included in JWest’s July 1, 2014 letter. In his professional biography, Mr. Evans describes his experience for the past 23 years as an equity research analyst and his work in the variable annuities business. In his professional biography, Mr. O’Connor describes his experience for the past 30 years with “accounting and tax matters related to the development and management of multifamily housing communities”. The website of Dauby, O’Connor & Zaleski, Mr. O’Connor’s employer, describes that firm’s served industries as “Affordable Housing”, “Not-for-Profit”, and “Long Term Care”. Based upon their review of the limited information JWest provided, the Board of Directors and the Corporate Governance/Nominating Committee do not believe that Mr. Evans’ or Mr. O’Connor’s skill sets are additive to the skill sets of our current Board of Directors.

Additionally, the Board of Directors is concerned that Mr. Evans’ and Mr. O’Connor’s agenda is likely to be short-term oriented and may fail to recognize the fundamental strengths of our business, including high barriers to entry, our efficient operating structure, our non-duplicatable asset portfolio, and our extensive customer network. The Board of Directors believes that these strengths will maximize stockholder value over the long-term as our management executes its business plan.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms. As a result, one third of our Board of Directors will be elected each year.
The terms of office of our Board of Directors are:
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  Class I directors, whose term will expire at the Annual Meeting of Stockholders to be held in 2016 and when their successors are duly elected and qualify.
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  Class II directors, whose term will expire at this Annual Meeting of Stockholders and when their successors are duly elected and qualify; and
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  Class III directors, whose term will expire at the Annual Meeting of Stockholders to be held in 2015 and when their successors are duly elected and qualify.
Our Class I directors are Scott Bravener and Michael D. Lundin; our Class II directors are John Binion and Jonathan Brodie; and our Class III directors are Laurence S. Levy and H. Cabot Lodge III.
Two directors will be elected at the Meeting as our Class II directors for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2017 and until their successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting. Each WHITE proxy card received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, our Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.
Our Corporate Governance/Nominating Committee has reviewed the qualifications of the nominees for directors and has recommended the nominees for election to the Board of Directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
John Binion	Former Chief Operating Officer of United Maritime Group	44	2013
Jonathan Brodie	Principal of JMB Associates	58	2006

John Binion joined our Board of Directors in April 2013. From March 2010 to July 2012, Mr. Binion was Chief Operating Officer and Executive Vice President of United Maritime Group, a leading provider of dry-bulk logistics solutions that operated (1) the largest Jones Act compliant coastwise fleet of dry-bulk carriers and self-unloading vessels, as measured by dead weight tons, (2) the eighth largest dry cargo barge fleet on the US Inland Waterways, and (3) the largest dry-bulk terminal on the Gulf of Mexico. From 2004 to 2008, Mr. Binion was co-founder and head of operations of Horizon Maritime LLC, an inland tank barge company. From 2000 to 2004, Mr. Binion was General Manager of Sales for Blessey Marine Services. From 1994 to 2000, Mr. Binion was a shipbroker for L&R Midland. Mr. Binion graduated with a B. S. in Business Administration from Texas A&M University.
As a result of approximately 17 years working in senior executive positions in four different firms operating in the Jones Act maritime and logistics industry, Mr. Binion has acquired specialized knowledge relevant to our business.
Jonathan Brodie has been a member of our Board of Directors since June 6, 2006. Mr. Brodie is the principal of JMB Associates, a privately-owned money management firm, and has served as a consultant to (since 2001), and a director of (since 2005), a holding company for a global investment manager. From 1988-2000, Mr. Brodie was a portfolio manager for JMB Associates, managing individual and institutional accounts. Prior to forming JMB Associates, Mr. Brodie served as an Investment Analyst and Portfolio Manager for T. Rowe Price Associates, and as an Investment Analyst for Allan Gray Investment Council. Mr. Brodie serves on the Board of Regents of the Hebrew University of Jerusalem, is a Board member of MaAfrika Tikkun, USA and is a Wexner Heritage Fellow. Mr. Brodie graduated with a Bachelor of Business Science and BA Honors (Economics) in 1978 and 1979, respectively, from Cape Town University, South Africa. He received his MBA from Stanford University in 1984, and was an Arjay Miller Scholar. Mr. Brodie is a Chartered Financial Analyst.

Mr. Brodie brings his experience managing funds and an institutional stockholder’s and fund manager’s perspective in evaluating investments and considering corporate governance issues to our Board of Directors.
The Board of Directors unanimously recommends using the enclosed WHITE proxy card to vote FOR the election of the named Class II nominees, John Binion and Jonathan Brodie, to our Board of Directors. Such proxy cards received in response to this solicitation will be voted FOR the election of the named Class II nominees to our Board of Directors unless otherwise specified in the proxy.
Information Regarding Other Members of the Board of Directors
The following table sets forth information with respect to each of the other members of the Board of Directors whose term extends beyond the Meeting, including the Class of such director and the year in which each such director’s term would expire.

Name	Age	Year Became a Director	Year Term Expires
Scott Bravener	50	2006	2016 Class I
Michael D. Lundin	54	2008	2016 Class I
Laurence S. Levy	58	2004	2015 Class III
H. Cabot Lodge III	58	2006	2015 Class III

Captain Scott Bravener has served as Lower Lakes Towing’s President and Chief Executive Officer since its inception in 1994, and until 2001 also served as the captain of the Cuyahoga, a vessel owned by Lower Lakes. Captain Bravener has worked in the Great Lakes shipping industry since 1982, serving in various capacities for Canada Steamship Lines Inc. and P & H Shipping prior to the formation of Lower Lakes. Captain Bravener is a director of the Canadian Shipowners Association, is a director of the Chamber of Marine Commerce, is a certified Ships Master and is a member of the American Bureau of Shipping. Captain Bravener is a graduate of the Marine Navigation Technology program at Georgian College, Owen Sound, Ontario.
Having worked in the Great Lakes shipping business for 32 years as a licensed officer and shoreside executive, with responsibility for customer sales, engineering, shipboard operations and management and executive management, Mr. Bravener brings specialized knowledge of Rand’s business and industry to our Board of Directors.
Michael D. Lundin joined our Board of Directors in April 2008 and, since April 2013, has served as our Lead Independent Director. Mr. Lundin is also currently a director of Euramax International Inc. and U.S. Concrete, Inc. From December 2002 until February 2008, Mr. Lundin was President, Chief Executive Officer and a director of the Oglebay Norton Company (“Oglebay”), a mining operator, processor, transporter and marketer of industrial minerals and aggregates. Mr. Lundin was employed by Oglebay since 2000. Oglebay’s common stock and preferred stock were registered until 2006 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Oglebay filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on February 23, 2004. Prior to joining Oglebay, Mr. Lundin served as Vice President and then President/Partner of Michigan Limestone Operations, LP, where he negotiated the partnership’s sale to Oglebay. Mr. Lundin is also a Partner and Chairman of North Coast Minerals of Resilience Capital, a private equity firm focused on small-cap private companies. Mr. Lundin earned a B.S. in Manufacturing Engineering and Product Development from the University of Wisconsin and an M.B.A. from Loyola Marymount University.
As a result of approximately 19 years working in senior executive positions at two Great Lakes organizations that mined, processed and distributed aggregates and operated one of the largest fleets of dry bulk vessels on the Great Lakes, Mr. Lundin, our Lead Independent Director, has acquired specialized knowledge relevant to our business on the Great Lakes.
Laurence S. Levy has been Chairman of our Board of Directors since our inception and served as our Chief Executive Officer from our inception through June 2013. Since June 2013, Mr. Levy has served as our Executive Chairman. Mr. Levy founded the predecessor to Hyde Park Holdings, LLC in July 1986 and has since served as its chairman. Hyde Park Holdings, LLC is an investor in middle market businesses. Mr. Levy serves as an officer or director of several companies in which Hyde Park Holdings, LLC or its affiliates have made investments. Presently, these companies include: Ozburn-Hessey Logistics LLC, a national logistics services company, of which Mr. Levy is a director; Derby Industries LLC, a sub-assembly business to the appliance, food and transportation industries, of which Mr. Levy is chairman; PFI Resource Management LP, an investor in the Private Funding Initiative program in the United Kingdom, of which Mr. Levy is general partner; Regency Affiliates, Inc., a diversified company, of which Mr. Levy is chairman, chief executive officer and president; and Warehouse Associates L.P., a provider of warehouse and logistics services, of which Mr. Levy is chairman. Mr. Levy is a director of Sunbelt Holdings, Inc., a leading distributor of wine and spirits. During the past five years, Mr. Levy served on the board of directors of Regency Affiliates, Inc., which was a public company until it terminated its registration with the Securities and Exchange Commission in October 2010, Essex Rental Corp. (“Essex”), a NASDAQ-listed company and one of North America’s largest providers of lattice-boom crawler crane and attachment rental services, of which Mr. Levy is Chairman of the Board and also served as chief executive officer from its inception through October 31, 2008, and Hyde Park Acquisition Corp. II (“Hyde Park Acquisition Corp. II”), a company whose common stock is registered under Section 12 of the Exchange Act. Mr. Levy received a Bachelor of Commerce degree and a Bachelor of Accountancy degree from the University of Witwatersrand in Johannesburg, South Africa and an M.B.A. from Harvard University, where he graduated as a Baker Scholar. He is a Chartered Accountant (South Africa). Mr. Levy is not related to Edward Levy.
Mr. Levy brings to our Board of Directors his management, financial, accounting, investment and executive recruiting and development knowledge and extensive experience as a director of, and as an advisor to, other public and private companies, and the knowledge and experience he has gained from such service, including his expertise in evaluating potential investment opportunities and in corporate governance.
H. Cabot Lodge III has been a member of our Board of Directors since 2006. Mr. Lodge is the Co-Founder and senior Managing Director of Crescendo Real Estate Partners Ltd., a principal investing and advisory firm operating primarily in the United States and Western Europe. From 2012 until 2013, Mr. Lodge was a Principal of H.C. Lodge Capital, an international merchant bank and advisory company based in New York, London and Nassau, From 2010 through 2012, was President of W.P. Carey & Company Limited, an international real estate investment firm specializing in long-term corporate lease finance. In July 2009, Mr. Lodge founded CL Properties LLC, a real estate advisory and corporate net lease management company. Mr. Lodge founded ARC Global Partners LLC in 2006, an international real estate merchant bank. From 2000 to 2006, Mr. Lodge served as an Executive Vice President and a Director of iStar Financial Inc., a provider of financing to private and corporate owners of real estate and corporate net lease financing that is listed on the NYSE. Mr. Lodge was a founder of American Corporate Real Estate, a corporate net lease fund which was acquired by iStar Financial Inc. in 2000. Prior to that, Mr. Lodge was a managing director and member of the board of directors of W.P. Carey & Co., Inc., a real estate investment bank. Mr. Lodge graduated from Harvard College in 1978 and earned an M.B.A. from Harvard Business School in 1983.
Having worked for many years as an investment executive, Mr. Lodge brings a broad financial and management background and experience with public-company corporate governance issues to our Board of Directors.
As previously mentioned, brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the WHITE proxy card so that your votes may be counted on this important matter.
The Board of Directors unanimously recommends using the enclosed WHITE proxy card to vote FOR the election of the named Class II nominees, John Binion and Jonathan Brodie, to our Board of Directors. WHITE proxy cards received in response to this solicitation will be voted FOR the election of the named Class II nominees to our Board of Directors unless otherwise specified in the proxy.

Information Regarding Executive Officers

Name	Age	Position
Laurence S. Levy	58	Executive Chairman of the Board of Directors
Edward Levy	50	President
Joseph W. McHugh, Jr.	59	Chief Financial Officer

For biographical information regarding Laurence S. Levy, please see page 6 of this Proxy Statement.
Edward Levy has served as our President since 2006. Mr. Levy has served as President of Hyde Park Acquisition Corp. II since its inception and as Executive Vice Chairman of the Board since October 2011. From its inception in August 2006 until its acquisition of Essex in October 2008, Mr. Levy served as President and a member of the Board of Hyde Park Acquisition Corp. Since October 2008, Mr. Levy has served as Vice-Chairman of the Board of Directors of Essex. Since March 2006, Mr. Levy has also served as Vice Chairman and Managing Director of Hyde Park Holdings, LLC. Mr. Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2004, and was co-head of CIBC World Markets Corp.’s Leveraged Finance Group from June 2001 until December 2004. From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm. Mr. Levy is currently a director of Derby Industries. From July 1999 until March 2005, he was also a director of Booth Creek Ski Holdings, Inc., a reporting company under the Exchange Act that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy is also a member of the board of directors of a number of privately-held companies. Mr. Levy received a B.A. from Connecticut College. Mr. Levy is not related to Laurence S. Levy.
Joseph W. McHugh, Jr. has served as our Chief Financial Officer since May 2006. Mr. McHugh served as a financial consultant to the bankruptcy trustee of High Voltage Engineering Corporation (“HVEC”), a diversified group of industrial and technology based manufacturing and services businesses from January 1, 2006 until commencing his employment with us. HVEC filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on March 1, 2004 and again on February 8, 2005. Mr. McHugh served as Chief Financial Officer of HVEC from 1992 through 2004 and as its Vice President of Finance during 2005. Prior to 1992, Mr. McHugh held financial management positions at Honeywell Inc. and General Signal Corporation. Mr. McHugh serves on the Board of Directors of the Lake Carriers’ Association, which represents U.S.-flag vessel operators on the Great Lakes. Mr. McHugh received a B.S. in Accounting and a M.B.A. from Bentley College, and is a Certified Management Accountant.

Information Regarding the Board of Directors and Committees
Family Relationships
There are no family relationships between any of our executive officers or directors.
Independence of Directors
During the fiscal year ended March 31, 2014, the Board met or acted by unanimous consent on 15 occasions. During the fiscal year ended March 31, 2014, each of the directors attended at least 75% of the aggregate number of meetings of the Board and of any committees of the Board on which they served. We do not have a policy on attendance by directors at our annual meeting of stockholders; however, all of our directors attended our Annual Meeting of stockholders held on September 24, 2013, with Mr. Lodge participating by telephone conference.
As required by the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent”.
Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our independent directors pursuant to the NASDAQ listing standards are Messrs. Binion, Brodie, Lodge and Lundin.
Committees of the Board
The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. Our Board of Directors may also establish from time to time any other committees that it deems necessary or advisable.
Audit Committee
Our Audit Committee consists of Messrs. Binion, Brodie, Lodge and Lundin, with Mr. Lundin serving as the Chairman of the Audit Committee. All four current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Exchange Act, and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Lundin serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), and has the financial sophistication required under the NASDAQ listing standards. Our Audit Committee, among other things:
•
  reviews our annual and interim financial statements and reports to be filed with the Securities and Exchange Commission;
•
  discusses with management, internal auditors and independent auditors the adequacy and effectiveness of our accounting and financial controls and disclosure controls and procedures;
•
  appoints and replaces our independent outside auditors from time to time, determining their compensation and other terms of engagement and oversees their work;
•
  oversees the performance of our internal audit function;
•
  conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;
•
  establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
  oversees our compliance with legal, ethical and regulatory matters.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our Audit Committee. During the fiscal year ended March 31, 2014, the Audit Committee met or acted by unanimous consent on seven occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investors section of our website at www.randlogisticsinc.com.
Audit Committee Report
The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The outside auditors audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee has met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended March 31, 2014 were prepared in accordance with generally accepted accounting principles. We discussed the financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board.
The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board.
Based on the foregoing, we have recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2014, for filing with the Securities and Exchange Commission.
Audit Committee
Michael D. Lundin, Chairman
John Binion
Jonathan Brodie
H. Cabot Lodge III
Compensation Committee
Our Compensation Committee consists of Messrs. Binion, Brodie, Lodge and Lundin, with Mr. Brodie serving as the Chairman of the Compensation Committee. All of these members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Our Compensation Committee, among other things:
•
  reviews and approves the compensation of our Executive Chairman and the other executive officers; and
•
  makes recommendations to the Board with respect to incentive compensation plans and equity based plans.

The Compensation Committee’s charter does not authorize it to delegate its authority, notwithstanding its ability to engage outside consulting firms to assist in the evaluation of director or executive officers.
The processes and procedures by which the Compensation Committee considers and determines executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement.
The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended March 31, 2014, the Compensation Committee met or acted by unanimous consent on four occasions. A copy of the Compensation Committee charter is available on the investors section of our website at www.randlogisticsinc.com.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee were, during the fiscal year ended March 31, 2014, an officer or employee of us or any of our subsidiaries or had any relationship with us other than serving on our Board of Directors. In addition, none of our executive officers served as a director or a member of the compensation committee (or board committee performing similar functions) of any other entity one of whose executive officers served as a director or on our Compensation Committee. None of the members of the Compensation Committee has any relationship required to be disclosed under this caption under the rules of the SEC.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.
Compensation Committee

Jonathan Brodie, Chairman
John Binion
Michael D. Lundin
H. Cabot Lodge III
Corporate Governance/Nominating Committee
Our Corporate Governance/Nominating Committee consists of Messrs. Binion, Brodie, Lodge and Lundin, with Mr. Lodge serving as the Chairman of the Corporate Governance/Nominating Committee. All of these members are “independent” as defined under Rule 5605 of the NASDAQ listing standards. Our Corporate Governance/Nominating Committee, among other things:
•
  establishes criteria for Board and committee membership and recommends to our Board of Directors proposed nominees for election to the Board of Directors or committees of the Board;
•
  establishes processes for security holders to send stockholder proposals and other communications to the Board of Directors or our management; and
•
  monitors and recommends the functions and reviews the performance of the Board and the various committees of the Board of Directors.
The Corporate Governance/Nominating Committee has adopted a formal written Corporate Governance/Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended March 31, 2014, the Corporate Governance/Nominating Committee met or acted by unanimous consent on six occasions. A copy of the Corporate Governance/Nominating Committee charter is available on the investors section of our website at www.randlogisticsinc.com.

Nominations For The Board Of Directors
The Corporate Governance/Nominating Committee of the Board of Directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the Board. At a minimum, however, the Corporate Governance/Nominating Committee seeks candidates for director based on, but not limited to, the following criteria:
•
  experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or PCAOB registered public accounting firm, professor at an accredited business or law school or experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization;
•
  the highest personal and professional ethics, integrity and values;
•
  the ability to exercise sound judgment;
•
  the ability to make independent analytical inquiries;
•
  willingness and ability to devote adequate time, energy and resources to diligently perform Board and Board committee duties and responsibilities; and
•
  a commitment to representing the long-term interests of the stockholders.
The Corporate Governance/Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance/Nominating Committee takes into account the importance of diversified Board membership in terms of the individuals involved and their various experiences and areas of expertise.
The Corporate Governance/Nominating Committee shall make every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable.
The Corporate Governance/Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Corporate Governance/Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers and directors, as sources for potential director candidates. The Board retains complete independence in making nominations for election to the Board.
The Corporate Governance/Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance/Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our second amended and restated bylaws, any stockholder may recommend nominees for director not less than 60 days nor more than 90 days in advance of the annual meeting of stockholders, by writing to Laurence S. Levy, Executive Chairman of the Board of Directors, Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Chairman of the Board and forwarded to H. Cabot Lodge III, the Chairman of the Corporate Governance/Nominating Committee, for further review and consideration in accordance with this policy.

Board Leadership Structure and Role in Risk Oversight
Board Leadership
Our Board of Directors is led by our Executive Chairman and our Lead Independent Director. Our Executive Chairman also serves as our principal executive officer. Our Board of Directors believes that our current model of an Executive Chairman and Lead Independent Director is the appropriate leadership structure for us at this time. The Board of Directors believes that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration falls squarely on the shoulders of a company’s board and necessitates a diversity of views and experiences. Mr. Levy’s role as Executive Chairman promotes Board leadership and direction for executive management and it allows for a clear chain of command to execute our strategic initiatives and business plans, while Mr. Lundin’s role as lead independent director promotes the Board’s commitment to strong corporate governance and director independence. The position of Lead Independent Director is discussed in further detail below.
Lead Independent Director
On April 18, 2013, the Board of Directors established the position of Lead Independent Director and named Michael Lundin to serve in such position. Our Lead Independent Director Guidelines provide that if the offices of Chairman of the Board of Directors and the principal executive officer are held by the same person, the independent directors will designate from among them a Lead Independent Director. Our Lead Independent Director Guidelines set forth specific duties and responsibilities of the Lead Independent Director. Among other responsibilities, he will:
•
  preside at all Board meetings at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•
  serve as a liaison between the Chairman of the Board and the independent directors;
•
  review and approve Board meeting agendas; and
•
  serve as a point of contact for Company stockholders wishing to communicate with our independent directors.
Risk Oversight
Our Board of Directors believes that oversight of risk management is the responsibility of the full Board, with support from its committees and senior management. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address serious risks. We believe that the current leadership structure enhances the Board of Directors’ ability to fulfill this oversight responsibility, as the Chairman and principal executive officer is able to focus the Board’s attention on the key risks facing us.
Code of Ethics
We have adopted a written code of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. We make our code of ethics available on the investors section of our website at www.randlogisticsinc.com. We will disclose amendments to or waivers from our code of ethics in accordance with all applicable laws and regulations.
Section 16(a) Beneficial Ownership Reporting Compliance
Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended March 31, 2014, except that (i) John Binion failed to timely file an Initial Statement of Beneficial Ownership of Securities on Form 3 with respect to his election as a director of the Company on April 18, 2013 and such appointment was reported on a Form 3 filed with the SEC on May 3, 2013; (ii) Edward Levy failed to timely file a Statement of Changes in Beneficial Ownership on Form 4 with respect to purchases of our Common Stock on August 9, 2013 and such transactions were reported on a Form 4 filed with the SEC on August 14, 2013; (iii) Michael Lundin failed to timely file a Statement of Changes in Beneficial Ownership on Form 4 with respect to a purchase of our Common Stock on August 9, 2013 and such transaction was reported on a Form 4 filed with the SEC on August 21, 2013; and (iv) each of John Binion and Michael Lundin failed to timely file a Statement of Changes in Beneficial Ownership on Form 4 with respect to a grant of our Common Stock on March 31, 2014 and such transactions were reported on Forms 4 filed with the SEC on April 7, 2014.
Stockholder Communications With The Board Of Directors
Any stockholder or other interested party who desires to communicate with our Executive Chairman or any of the other members of the Board of Directors may do so by writing to: Board of Directors, c/o Laurence S. Levy, Executive Chairman of the Board of Directors, Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110. Communications may be addressed to the Executive Chairman, our Lead Independent Director, any other individual director, a Board committee, the non-management directors or the full Board. Communications will then be distributed to the appropriate directors unless the Executive Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information regarding beneficial ownership of our Common Stock as of August 4, 2014, by:
•
  each person known by us to beneficially own more than 5% of all outstanding shares of our Common Stock;
•
  each of our directors, nominees for director and executive officers individually; and
•
  all of our directors and executive officers as a group.
Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law.
The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person (and/or pursuant to proxies held by that person) that were exercisable on July 24, 2014 or became exercisable within 60 days following that date are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person, nor is there any obligation to exercise any of the options. Except as otherwise indicated, the address for each beneficial owner is c/o Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Ownership Class
David M. Knott(1) Dorset Management Corporation Knott Partners, L.P. Knott Partners Offshore Master Fund, L.P. Shoshone Partners, L.P. Mulsanne Partners, L.P.	2,652,335	(2)	13.8%
Rutabaga Capital Management(3)	1,711,270	(4)	9.5%
Ameriprise Financial, Inc.(5) Columbia Management Investment Advisers, LLC	1,536,169	(6)	8.5%
RMB Capital Management, LLC(7) Iron Road Capital Partners L.L.C.	1,482,749	(8)	8.2%
JWest, LLC(9) Jonathan R. Evans	1,412,877	(10)	7.8%
Boston Partners(11)	1,393,850	(12)	7.7%
Zesiger Capital Group LLC(13)	1,366,959	(14)	7.6%
Laurence S. Levy Rand Management LLC	1,353,976	(15)	7.4%
GMT Capital Corp.(16) Bay Resources Partners L.P. Bay II Resources Partners L.P. Bay Resource Partners Offshore Master Fund Ltd. Thomas E. Claugus	1,209,750	(17)	6.3%
Edward Levy	548,101	(18)	3.0%
Scott Bravener	237,413	(19)	1.3%
Joseph W. McHugh, Jr.	178,651	(20)	1.0%
H. Cabot Lodge III	41,345	(21)	*
Jonathan Brodie	58,337		*
Michael D. Lundin	44,075		*
John Binion	25,273		*
All directors and executive officers as a group (8 individuals)	2,487,171	(22)	13.5%

*
  Denotes ownership of less than one percent
(1)
  The business address of the reporting persons is 485 Underhill Boulevard, Suite 205, Syosett, New York 11791.
(2)
  Includes 1,209,678 shares of Common Stock issuable upon conversion of 150,000 shares of Series A convertible preferred stock. This information was derived from a Schedule 13D/A filed with the SEC on June 19, 2013, a Schedule 13D/A filed with the SEC on August 2, 2006 and a Form 4 filed with the SEC on October 3, 2013.
(3)
  The business address of this entity is 64 Broad Street, 3rd Floor, Boston, MA 02109.
(4)
  This information was derived from a Schedule 13G/A filed with the SEC on February 7, 2014.
(5)
  The business address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The business address of Columbia Management Investment Advisers, LLC is 225 Franklin St., Boston, MA 02110.
(6)
  This information was derived from a Schedule 13G/A filed with the SEC on February 12, 2014.
(7)
  The business address of the reporting persons is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.
(8)
  This information was derived from a Schedule 13G/A filed with the SEC on February 10, 2014.
(9)
  The business address of this entity and this individual is 501 Congressional Boulevard, Carmel, IN 46032.
(10)
  This information was derived from a Schedule 13/D filed with the SEC on July 16, 2014.
(11)
  The business address of this entity is One Beacon St., Boston, MA 02108.
(12)
  This information was derived from a Schedule 13G filed with the SEC on February 11, 2014.
(13)
  The business address of this entity is 460 Park Avenue, 22nd Floor, New York, New York 10022.
(14)
  This information was derived from a Schedule 13G/A filed with the SEC on February 10, 2014.
(15)
  Consists of 789,694 shares of Common Stock held by Rand Management LLC of which the sole member is the Laurence Levy Irrevocable Trust, a trust established for the benefit of Mr. Levy’s three children, of which Mr. Levy is Trustee. Mr. Levy also owns 358,607 shares of Common Stock and 205,675 shares that are issuable upon the exercise by Mr. Levy of stock options that are presently exercisable.
(16)
  The business address of these entities and this individual is 2300 Windy Ridge Parkway, Suite 550 South, Atlanta, GA 30339.
(17)
  Includes 1,209,678 shares of Common Stock underlying Rand’s series A convertible preferred stock issuable upon conversion of 150,000 shares of Series A convertible preferred stock. This information was derived from a Schedule 13G filed with the SEC on February 17, 2014.
(18)
  Consists of 436,349 shares of Common Stock and 111,752 shares that are issuable upon the exercise by Mr. Levy of stock options that are presently exercisable.
(19)
  Consists of 176,146 shares of Common Stock and 61,267 shares that are issuable upon the exercise by Mr. Bravener of stock options that are presently exercisable.
(20)
  Consists of 132,700 shares of Common Stock and 45,951 shares that are issuable upon the exercise by Mr. McHugh of stock options that are presently exercisable.
(21)
  Includes 2,340 shares of Common Stock held by Carmel Lodge LLC, of which Mr. Lodge is the sole member.
(22)
  Consists of 2,062,526 shares of Common Stock and 424,645 shares that are issuable upon the exercise of stock options that are presently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Procedures
The Audit Committee’s charter requires that the Committee review and approve all transactions between us and any director or executive officer that will, or is reasonably likely to require disclosure under the SEC’s rules. The Audit Committee has adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:
•
  whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;
•
  whether there are business reasons for us to enter into the transaction;
•
  whether the transaction would impair the independence of an outside director; and
•
  whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction and the ongoing nature of any proposed relationship.
New York Office Lease
We maintain our executive offices at 500 Fifth Avenue, 50th Floor, New York, New York 10110 pursuant to a Reimbursement Agreement, dated as of June 12, 2013, among us, Rand Finance Corp. (“Rand Finance”), our subsidiary, and Hyde Park Real Estate, LLC (“Hyde Park”), an affiliate of Laurence S. Levy, our Executive Chairman. The Reimbursement Agreement was reviewed and approved by our Audit Committee. Under the Reimbursement Agreement, Rand Finance reimburses Hyde Park for 34.31% of the rent and other amounts actually incurred by Hyde Park under its lease at 500 Fifth Avenue and 34.31% of amounts incurred by Hyde Park for out-of-pocket office expenses. We guarantee Rand Finance’s payment of such amounts. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the reimbursement amount paid to Hyde Park is at least as favorable as we could have obtained from an unaffiliated person. Hyde Park is only obligated to continue to provide such office space and services to us so long as Laurence S. Levy or Edward Levy continues to act as our representative and there can be no assurance as to Hyde Park continuing to make such office space available to us. For the fiscal year ended March 31, 2014, we paid Hyde Park approximately $165,086 for use of our executive offices and $44,899 for our portion of out-of-pocket office expenses.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction and Overview
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to our Executive Chairman, our principal executive officer (“Executive Chairman”) and our other executive officers named in the Summary Compensation Table, and whom we sometimes refer to as the “Named Executive Officers,” for the fiscal year ended March 31, 2014.
Our Compensation Committee has responsibility for determining and approving the various elements of our compensation programs for our Named Executive Officers. As described below, the principal elements of our compensation programs include base salary, annual bonuses and long-term incentives, including restricted stock. While the Compensation Committee is primarily responsible for the overall oversight of our executive compensation, the Executive Chairman, with the assistance of other members of management, provides recommendations with respect to compensation for the other executive officers. The Compensation Committee believes that the Executive Chairman’s input is valuable in determining the compensation of other executive officers given his day to day role in the Company and his responsibility in establishing and implementing our strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the Executive Chairman will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for the other executive officers.
Compensation Philosophy and Objectives
The goal of our executive compensation program is to motivate, retain and reward executives who create long-term value for our stockholders. Our compensation program is designed to reward, and incentivize executives to achieve, short-term and long-term financial and operating performance excellence and align the executives’ long-term interests with those of our stockholders while recognizing individual contributions to us. To achieve these objectives, the Compensation Committee believes that executive compensation should generally consist of both cash and equity-based compensation. Compensation levels for each executive are determined based on several factors, including:
•
  general economic conditions;
•
  our overall performance and profitability;
•
  our historical compensation practices and current and historical compensation practices of peer companies;
•
  each executive’s performance, skill sets and roles in the Company; and
•
  our need for skill sets and the market for the executive’s skill sets.
Components of Executive Compensation
Currently, our executive compensation program consists of short-term compensation (salary and incentive bonus) and long-term compensation (restricted stock) to achieve our goal of improving earnings and achieving long term sustainable growth in revenues and earnings, which we believe is aligned with our stockholders’ interests.
Annual Salary
Annual salaries of executive officers are set at levels competitive with other companies of comparable size and scope with whom we compete for executive talent. Although the Compensation Committee believes a significant portion of each executive’s compensation should be based on our long-term performance, the Compensation Committee also believes that a stable base salary is necessary to attract, motivate, reward and retain our executives. Therefore, the base salary component of total compensation is relatively stable year over year and generally is adjusted for cost of living adjustments or increases in responsibilities. Total executive compensation is impacted to a much larger extent by the variability of bonus and long-term incentive compensation as determined by the profitability of the business. The Compensation Committee sets the compensation philosophy with respect to base salaries for our executives generally, and reviews the base salary of each executive officer annually in light of our performance, budget and cost containment issues and our overall compensation objectives. Based on such review, the Compensation Committee makes adjustments, if any, to reflect market conditions, changes in responsibilities and potential merit increases consistent with compensation practices throughout our organization.
For the fiscal year ended March 31, 2014, the Compensation Committee approved annual salaries for Mr. Laurence Levy, Mr. Edward Levy and Mr. McHugh of $406,000, $355,250 and $253,750 per annum, respectively. Mr. Bravener’s base salary for the fiscal year ended March 31, 2014 was $290,396 CAD and was determined pursuant to his employment agreement entered into on October 8, 2009. His base salary is subject to annual adjustments as described below.
Cash Bonuses
The second element of executive compensation is an annual cash bonus. The Compensation Committee believes that a significant portion of each executive’s compensation should be contingent on our annual performance. Messrs. Laurence Levy and Edward Levy are eligible to receive a portion of an annual cash bonus that is payable at the discretion of the Compensation Committee. Messrs. Bravener and McHugh are entitled to participate in our annual bonus pool, which is meant to reward certain of our executives and other employees for the cash profitability of the business over the fiscal year.
Messrs. Bravener and McHugh are eligible to receive a portion of an annual cash bonus pool that is payable at the discretion of the Compensation Committee based on certain financial targets. The annual cash bonus pool is based on a portion of the amount of our earnings before interest, taxes, depreciation and amortization and certain adjustments (or “Adjusted EBITDA”) in excess of an amount equal to the sum of (i) the trailing three-year average of capital expenditures and deferred dry-dock expenses accrued, (ii) our interest expense, (iii) preferred stock dividends accrued and (iv) our cost of equity (the “Expense Amount”). The Compensation Committee believes that this calculation is an appropriate measure of Company’s performance because it takes into account cash earnings, capital expenditures, deferred drydocking costs and return on the cost of debt and equity invested, which the Compensation Committee believes are key measures of creating stockholder value. These financial objectives are also consistent with the Compensation Committee’s philosophy of linking executive compensation to our financial performance and incentivizing our executives to focus on performance measures that enhance stockholder value. Each of Mr. Bravener and Mr. McHugh is eligible to receive a target annual cash bonus of 40% of his annual salary. If the amount in the bonus pool is not sufficient to cover bonuses for all participants in the pool, each participant’s bonus is reduced pro rata. If the amount in the bonus pool is greater than the amount necessary to cover bonuses for all participants in the pool, each participant’s bonus is increased pro rata. In the event that we do not generate Adjusted EBITDA in excess of the Expense Amount, no cash bonus is paid to any participants in the bonus pool.
For the fiscal years ended March 31, 2014 and March 31, 2013, Messrs. Bravener and McHugh did not receive cash bonuses because the Company did not generate Adjusted EBITDA in excess of the Expense Amount in either year. For the fiscal year ended March 31, 2012, Messrs. Bravener and McHugh did not receive cash bonuses because they contributed their applicable bonus amounts to increase the non-executive bonus pool. Additionally, neither Laurence Levy nor Edward Levy received a cash bonus for the fiscal years ended March 31, 2014, 2013 or 2012.
Long-Term Incentive Compensation
The third element of executive compensation, in addition to annual salary and cash bonus, is long-term incentive compensation consisting of equity awards. The Compensation Committee believes that granting equity-based compensation awards to our executives is the most direct way to align their long-term interests with those of our stockholders. The Compensation Committee also believes that equity compensation encourages greater responsibility on the part of our Named Executive Officers because the value of their equity compensation is subject to risk. As a result, each executive officer’s total annual compensation includes a significant portion of restricted stock awards. The restricted stock that has been granted to our executives is subject to a vesting schedule pursuant to which one-third of the shares will vest annually for a period of three years, encouraging the retention of the executive officers. However, due to the timing of the restricted stock grants made to Messrs. McHugh and Bravener on February 22, 2013 as a part of their compensation for the fiscal year ended March 31, 2012, each such award vests in equal amounts on each of the first two anniversaries of the grant date of such award.
2007 Long-Term Incentive Plan
Our 2007 Long-Term Incentive Plan, which we refer to as the Plan, provides for the grant of stock options and stock appreciation rights, stock awards, restricted stock units and performance units. Our employees, non-employee directors and consultants are eligible to participate in the Plan awards.
The Plan is administered by the Compensation Committee, which approves awards and may base its considerations on recommendations by our senior management. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent awards under the Plan are to be granted and the number of shares of stock to be covered by each award, (3) approve forms of agreement for use under the Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award and (6) determine the type and amount of consideration to be received by us for any stock award issued.
As compensation for the fiscal year ended March 31, 2012, on April 5, 2012, restricted stock grants were made to Laurence Levy and Edward Levy of 26,145 and 19,609 shares of restricted stock, respectively (net, in each case, of tax withholding), with target values (including, in each case, tax withholding) on the date of grant of $400,000 and $300,000, respectively, and on February 22, 2013, restricted stock grants were made to Messrs. Bravener and McHugh of 13,488 and 8,558 shares of restricted stock, respectively (net, in each case, of tax withholding), with target values (including, in each case, tax withholding) on the date of grant of $150,000 and $85,000, respectively.
As compensation for the fiscal year ended March 31, 2013, on June 5, 2013, restricted stock grants were made to Laurence Levy, Edward Levy, Mr. Bravener and Mr. McHugh of 23,698 shares, 17,512 shares, 8,102 shares and 2,649 shares of restricted stock, respectively (net, in each case, of tax withholding), with target values (including, in each case, tax withholding) on the date of grant of $240,000, $190,000, $83,900 and $24,500 respectively.
As compensation for the fiscal year ended March 31, 2014, on July 22, 2014, restricted stock grants were made to Laurence Levy, Edward Levy, Mr. Bravener and Mr. McHugh of 30,738 shares, 28,728 shares, 15,896 shares and 8,565 shares of restricted stock, respectively (net, in each case, of tax withholding), with target values (including, in each case, tax withholding) on the date of grant of $325,000, $325,000, $175,000 and $85,000 respectively.
Other Benefits
During the fiscal year ended March 31, 2014, we offered certain change of control and severance benefits to our Named Executive Officers as described on pages 25 through 29 of this Proxy Statement. Such benefits are not taken into account in determining their base salaries, annual incentive bonuses or equity based compensation.
Fiscal 2014 Compensation
No cash bonuses were paid to any of our Named Executive Officers for the fiscal year ended March 31, 2014.
Role of Management
While the Compensation Committee is primarily responsible for the overall oversight of our executive compensation, the Executive Chairman, with the assistance of other members of management, provides recommendations with respect to compensation for the other Named Executive Officers. The Compensation Committee believes that the Executive Chairman’s input is critical in determining the compensation of other executive officers given his day to day role in the Company and his responsibility in establishing and implementing our strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the Executive Chairman will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for the other Named Executive Officers. As a member of our Board of Directors, our Executive Chairman also participates in votes on the compensation of our non-executive directors.
The Compensation Committee determines the compensation package for the Executive Chairman.
The Compensation Committee’s Consideration of Risk in Relation to Executive Management
In the fiscal year ended March 31, 2014, the Compensation Committee considered the nature, extent and acceptability of risks that our executives may be encouraged to take by our compensation programs. Taking carefully considered risks is an integral part of any business strategy, and our executive compensation program is not intended to eliminate management decisions that involve risk. Rather, the combination of various elements in our program is designed to mitigate the potential reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and destroy stockholder value. Together with our processes for strategic planning, our internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to mitigate the potential for management actions that involve an unreasonable level of risk. Our compensation program seeks to balance performance rewarded in cash and shares of our common stock, base level salaries that are consistent with our executive’s responsibilities so that our executives are not motivated to take excessive risks to achieve a reasonable level of financial security and plans that reward executives based on financial measures as well as other objective criteria.
Executive Officer Compensation
The following table summarizes historical compensation awarded or paid to, or earned by, each of the Named Executive Officers for the fiscal years ended March 31, 2014, March 31, 2013 and March 31, 2012.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Laurence S. Levy(1) Executive Officer	2014	406,000	—	325,004	—	49,567	(2)	780,571
	2013	400,000	—	240,004	—	56,038	(2)	696,042
	2012	400,000	—	400,008	—	51,833	(2)	851,841
Edward Levy President	2014	355,250	—	325,001	—	46,083	(2)	726,334
	2013	350,000	—	190,003	—	54,426	(2)	594,429
	2012	300,000	—	300,008	—	51,976	(2)	651,984
Scott Bravener President, Lower Lakes	2014	271,437	—	175,004	—	29,014	(3)	475,555
	2013	285,807	—	83,904	—	30,608	(3)	400,319
	2012	263,086	—	150,003	—	28,807	(3)	441,896
Joseph W. McHugh, Jr. Chief Financial Officer	2014	253,750	—	85,001	—	50,391	(2)	389,142
	2013	250,000	—	24,502	—	52,458	(2)	326,960
	2012	220,000	—	85,005	—	49,974	(2)	354,979

(1)
  Laurence Levy was appointed Executive Chairman in June, 2013. Prior to becoming Executive Chairman, Mr. Levy had been our Chairman and Chief Executive Officer since the Company’s inception.
(2)
  Consists of medical and dental insurance, basic life insurance, short-term and long-term disability insurance and 401(k) employer match contributions.
(3)
  Consists of medical and dental insurance, basic life insurance and short-term and long-term disability insurance, personal use of a Company vehicle and Company contributions to Mr. Bravener’s Registered Retirement Savings Plan (RRSP) account.

EXECUTIVE EMPLOYMENT ARRANGEMENTS
Laurence S. Levy Employment Agreement
Laurence S. Levy’s employment agreement with the Company, dated as of June 12, 2013, pursuant to which Mr. Levy assumed the role of the Executive Chairman of the Company, which role he will continue to serve in through March 31, 2016, provides for Mr. Levy to receive: (i) an annual base salary in the amount of $400,000, subject to annual adjustments, (ii) an annual award of restricted shares of Common Stock or restricted stock units having a value of at least $240,000 and (iii) an annual bonus determined by the Compensation Committee. Mr. Levy is also entitled to (a) employee benefits and perquisites provided by the Company, including retirement benefits and health and welfare benefits and (b) reimbursement of reasonable expenses incurred in the course of this employment.
A summary of certain termination and change-in-control provisions in Mr. Levy’s employment agreement are set forth below in the section entitled “Potential Payments upon Termination or Change-in-Control”.
Edward Levy Employment Agreement
Edward Levy’s employment agreement with the Company, dated as of June 12, 2013, pursuant to which Mr. Levy will continue to serve as our President through March 31, 2016, provides for Mr. Levy to receive: (i) an annual base salary in the amount of $350,000, subject to annual adjustments, (ii) an annual award of restricted shares of Common Stock or restricted stock units having a value of at least $190,000 and (iii) an annual bonus determined by the Compensation Committee. Mr. Levy is also entitled to (a) employee benefits and perquisites provided by the Company, including retirement benefits and health and welfare benefits and (b) reimbursement of reasonable expenses incurred in the course of this employment.
A summary of certain termination and change-in-control provisions in Mr. Levy’s employment agreement are set forth below in the section entitled “Potential Payments upon Termination or Change-in-Control”.
Joseph W. McHugh, Jr. Employment Agreement
Joseph W. McHugh, Jr.’s employment agreement with the Company, dated as of June 12, 2013, pursuant to which Mr. McHugh will continue to serve as our Chief Financial Officer through March 31, 2016, provides for Mr. McHugh to receive: (i) an annual base salary in the amount of $250,000, subject to annual adjustments, (ii) an annual award of restricted shares of Common Stock or restricted stock units having a value of at least $24,500 and (iii) an annual bonus determined by the Compensation Committee. Mr. McHugh is also entitled to (a) employee benefits and perquisites provided by the Company, including retirement benefits and health and welfare benefits and (b) reimbursement of reasonable expenses incurred in the course of this employment.
A summary of certain termination and change-in-control provisions in Mr. McHugh’s employment agreement are set forth below in the section entitled “Potential Payments upon Termination or Change-in-Control”.
Scott Bravener Employment Agreement
Mr. Bravener’s employment agreement with Lower Lakes Towing Ltd., our wholly owned subsidiary, dated as of October 8, 2009, pursuant to which Mr. Bravener will continue to serve as Lower Lakes’ President and Chief Executive Officer through March 31, 2014, which we refer to as the Bravener End Date, provides for Mr. Bravener to receive (i) a signing bonus of CDN $328,000, portions of which are recoverable by Lower Lakes in certain circumstances, (ii) a base salary in the amount of CDN $206,813 for the fiscal year ended March 31, 2010 and CDN $250,000 in each fiscal year thereafter, subject to certain adjustments, and (iii) certain performance-based bonuses. Mr. Bravener is also entitled to (a) participate in all of Lower Lakes’ benefit programs, including its benefit program to contribute to its employees’ registered retirement savings accounts, (b) lease an automobile at a maximum monthly cost of not more than CDN $950, plus expenses related to the business use of such automobile, and (c) reimbursement of reasonable out-of-pocket expense incurred in the course of his employment.

A summary of certain termination and change-in-control provisions in Mr. Bravener’s employment agreement are set forth below in the section entitled “Potential Payments upon Termination or Change-in-Control”.
GRANTS OF PLAN-BASED AWARDS
The following table provides certain information regarding grants of plan-based awards made to the named executive officers in the fiscal year ended March 31, 2014. All such awards were granted as a part of the named executive officers’ compensation for the fiscal year ended March 31, 2013.

Name	Grant Date	Stock awards: Number of shares of stock or units (#)		Grant date fair value of stock and option awards ($)
Laurence S. Levy	6/5/2013	43,244	(1)	240,004
Edward Levy	6/5/2013	34,235	(2)	190,003
Scott Bravener	6/5/2013	15,118	(3)	83,904
Joseph W. McHugh Jr.	6/5/2013	4,415	(4)	24,502

(1)
  Such restricted shares vest over a period of three years, with one-third of such shares vesting on each of the first three anniversaries of June 5, 2013. Represents the full amount of the grant. 19,546 shares were withheld for the payment of taxes.
(2)
  Such restricted shares vest over a period of three years, with one-third of such shares vesting on each of the first three anniversaries of June 5, 2013. Represents the full amount of the grant. 16,723 shares were withheld for the payment of taxes.
(3)
  Such restricted shares vest over a period of three years, with one-third of such shares vesting on each of the first three anniversaries of June 5, 2013. Represents the full amount of the grant. 7,016 shares were withheld for the payment of taxes.
(4)
  Such restricted shares vest over a period of three years, with one-third of such shares vesting on each of the first three anniversaries of June 5, 2013. Represents the full amount of the grant. 1,766 shares were withheld for the payment of taxes.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information with respect to the value of all equity awards that were outstanding at March 31, 2014 for each of our Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearmed Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Laurence S. Levy	104,255	—	—	5.81	2/15/2018	11,328	(1)	78,163
	101,240	—	—	5.50	7/22/2018	17,430	(2)	120,267
	—	—	—	—	—	23,698	(3)	163,516
Edward Levy	56,646	—	—	5.81	2/15/2018	8,223	(1)	56,739
	55,106	—	—	5.50	7/22/2018	13,073	(2)	90,204
	—	—	—	—	—	17,512	(3)	120,833
Scott Bravener	31,056	—	—	5.81	2/15/2018	3,373	(1)	23,274
	30,211	—	—	5.50	7/22/2018	6,744	(4)	46,534
	—	—	—	—	—	8,102	(3)	55,904
Joseph W. McHugh Jr.	23,292	—	—	5.81	2/15/2018	3,566	(1)	24,605
	22,659	—	—	5.50	7/22/2018	4,279	(4)	29,525
	—	—	—	—	—	2,649	(3)	18,278

(1)
  Such restricted shares vest on April 8, 2014.
(2)
  Such restricted shares vest over a period of two years, with one-half of such shares vesting on each of the first two anniversaries of April 5, 2013.
(3)
  Such restricted shares vest over a period of three years, with one-third of such shares vesting on each of the first three anniversaries on June 5, 2013.
(4)
  Such restricted shares vest on February 22, 2015.
OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth the options exercised by, and the shares of stock awards that vested for, our named executive officers during the fiscal year ended March 31, 2014:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Laurence S. Levy	—	—	20,043	138,297
Edward Levy	—	—	14,760	101,844
Scott Bravener	—	—	21,742	150,020
Joseph W. McHugh, Jr.	—	—	13,172	90,887

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Laurence S. Levy Employment Agreement
Laurence S. Levy’s employment agreement provides that in the event that if (i) Mr. Levy’s employment is terminated by the Company without cause, (ii) Mr. Levy’s employment is terminated by Mr. Levy for good reason or (iii) the Company or its successor does not renew Mr. Levy’s employment agreement under certain circumstances involving a Change of Control, the Company is required to pay to Mr. Levy (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time, (b) any accrued and vested benefits, (c) a severance payment equal to his average income from the Company for the three preceding calendar years (subject to the following sentence) and (d) a pro-rated portion of the bonus that would have been payable to him for the year in which his employment was terminated. If Mr. Levy’s employment terminates as a result of the Company not renewing his employment agreement and, within six months of such termination, there occurs a Change of Control (an “Anticipatory Change of Control”), the Company is required to pay to Mr. Levy the amounts set forth in clauses (a), (b) and (c) above assuming that (1) Mr. Levy’s employment agreement had been renewed, (2) Mr. Levy’s employment continued through the date of the Change of Control and (3) Mr. Levy’s employment is terminated immediately following such Change of Control. Additionally, (A) the Company is required to provide a continuation of Mr. Levy’s group health coverage for a period of eighteen months and (B) all of Mr. Levy’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
In the event that Mr. Levy’s employment is terminated as a result of his disability, the Company is required to pay to Mr. Levy (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time, (b) any accrued and vested benefits, (c) a payment equal to one-half of his base salary then in effect, payable six months following such termination and (d) six monthly payments equal to one-twelfth of his base salary, payable following the payment set forth in clause (c) of this paragraph. Additionally, all of Mr. Levy’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
In the event that Mr. Levy’s employment is terminated as a result of his death, Mr. Levy will be entitled to (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time and (b) any accrued and vested benefits. Additionally, all of Mr. Levy’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
During the course of his employment and for twelve months thereafter, Mr. Levy may not be employed by, or engaged in, any entity that is a competitor to the Company or its subsidiaries. During the course of his employment and for two years thereafter, Mr. Levy may not solicit or offer employment to any employee of the Company or its subsidiaries.
The following table summarizes the estimated benefits that would have been payable to Mr. Levy if his employment had been (i) terminated on March 31, 2014 by the Company without cause or as a result of Mr. Levy’s death or disability, (ii) not renewed in connection with a change of control or (iii) terminated on March 31, 2014 by Mr. Levy for good reason.

	Terminated by the Company without Cause or by Mr. Levy for Good Reason ($)		Non-renewal in connection with a Change of Control (other than an Anticipatory Change of Control ($)		Non-renewal in connection with an Anticipatory Change of Control ($)		Terminated as a Result of Disability ($)		Terminated as a Result of Death ($)
Accrued Base Salary	—		—		—		—		—
Benefits	34,355		34,355		34,355		—		—
Severance Payment	757,045	(1)	757,045	(3)	757,045	(3)	406,000	(1)	—
Bonus	—		—		—		—		—
Equity-based Awards	361,946	(2)	361,946	(2)	361,946	(2)	361,946	(2)	361,946	(2)
Total	1,153,346		1,153,346		1,153,346		767,946		361,946

(1)
  One-half of such amount payable to Mr. Levy on the date that is six months following his separation from service, with the remaining one-half payable to Mr. Levy in six equal monthly installments beginning on the first day of the next month following such initial payment.
(2)
  Reflects an amount equal to the number of unvested shares of Restricted Stock held by Mr. Levy at March 31, 2014, valued at the closing stock price of our Common Stock as of March 31, 2014.
(3)
  Such amount is payable to Mr. Levy not later than 3 days following the later to occur of (i) the expiration of Mr. Levy’s employment agreement and (ii) the Change of Control; provided, that in the event of an Anticipatory Change of Control, such amount is payable to Mr. Levy not later than ten (10) business days following such Anticipatory Change of Control.
Edward Levy Employment Agreement
Edward Levy’s employment agreement provides that in the event that if (i) Mr. Levy’s employment is terminated by the Company without cause, (ii) Mr. Levy’s employment is terminated by Mr. Levy for good reason or (iii) the Company or its successor does not renew Mr. Levy’s employment agreement under certain circumstances involving a Change of Control, the Company is required to pay to Mr. Levy (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time, (b) any accrued and vested benefits, (c) a severance payment equal to his average income from the Company for the three preceding calendar years (subject to the following sentence) and (d) a pro-rated portion of the bonus that would have been payable to him for the year in which his employment was terminated. In the event of an Anticipatory Change of Control, the Company is required to pay to Mr. Levy the amounts set forth in clauses (a), (b) and (c) above assuming that (1) Mr. Levy’s employment agreement had been renewed, (2) Mr. Levy’s employment continued through the date of the Change of Control and (3) Mr. Levy’s employment is terminated immediately following such Change of Control. Additionally, (A) the Company is required to provide a continuation of Mr. Levy’s group health coverage for a period of eighteen months and (B) all of Mr. Levy’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
In the event that Mr. Levy’s employment is terminated as a result of his disability, the Company is required to pay to Mr. Levy (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time, (b) any accrued and vested benefits, (c) a payment equal to one-half of his base salary then in effect, payable six months following such termination and (d) six monthly payments equal to one-twelfth of his base salary, payable following the payment set forth in clause (c) of this paragraph. Additionally, all of Mr. Levy’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
In the event that Mr. Levy’s employment is terminated as a result of his death, Mr. Levy will be entitled to (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time and (b) any accrued and vested benefits. Additionally, all of Mr. Levy’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
During the course of his employment and for twelve months thereafter, Mr. Levy may not be employed by, or engaged in, any entity that is a competitor to the Company or its subsidiaries. During the course of his employment and for two years thereafter, Mr. Levy may not solicit or offer employment to any employee of the Company or its subsidiaries.
The following table summarizes the estimated benefits that would have been payable to Mr. Levy if his employment had been (i) terminated on March 31, 2014 by the Company without cause or as a result of Mr. Levy’s death or disability, (ii) not renewed in connection with a change of control or (iii) terminated on March 31, 2014 by Mr. Levy for good reason.

	Terminated by the Company without Cause or by Mr. Levy for Good Reason ($)		Non-renewal in connection with a Change of Control (other than an Anticipatory Change of Control ($)		Non-renewal in connection with an Anticipatory Change of Control ($)		Terminated as a Result of Disability ($)		Terminated as a Result of Death ($)
Accrued Base Salary	—		—		—		—		—
Benefits	34,355		34,355		34,355		—		—
Severance Payment	601,868	(1)	601,868	(3)	601,868	(4)	355,250	(1)	—
Bonus	—		—		—		—		—
Equity-based Awards	267,775	(2)	267,775	(2)	267,775	(2)	267,775	(2)	267,775	(2)
Total	903,998		903,998		903,998		623,025		267,775

(1)
  One-half of such amount payable to Mr. Levy on the date that is six months following his separation from service, with the remaining one-half payable to Mr. Levy in six equal monthly installments beginning on the first day of the next month following such initial payment.
(2)
  Reflects an amount equal to the number of unvested shares of Restricted Stock held by Mr. Levy at March 31, 2014, valued at the closing stock price of our Common Stock as of March 31, 2014.
(3)
  Such amount is payable to Mr. Levy not later than 3 days following the later to occur of (i) the expiration of Mr. Levy’s employment agreement and (ii) the Change of Control; provided, that in the event of an Anticipatory Change of Control, such amount is payable to Mr. Levy not later than ten (10) business days following such Anticipatory Change of Control.
Joseph W. McHugh, Jr. Employment Agreement
Joseph W. McHugh, Jr.’s employment agreement provides that in the event that if (i) Mr. McHugh’s employment is terminated by the Company without cause, (ii) Mr. McHugh’s employment is terminated by Mr. McHugh for good reason or (iii) the Company or its successor does not renew Mr. McHugh’s employment agreement under certain circumstances involving a Change of Control, the Company is required to pay to Mr. McHugh (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time, (b) any accrued and vested benefits, (c) a severance payment equal to one-half of his average income from the Company for the three preceding calendar years (subject to the following sentence) and (d) a pro-rated portion of the bonus that would have been payable to him for the year in which his employment was terminated. In the event of an Anticipatory Change of Control, the Company is required to pay to Mr. McHugh the amounts set forth in clauses (a), (b) and (c) above assuming that (1) Mr. McHugh’s employment agreement had been renewed, (2) Mr. McHugh’s employment continued through the date of the Change of Control and (3) Mr. McHugh’s employment is terminated immediately following such Change of Control. Additionally, (A) the Company is required to provide a continuation of Mr. McHugh’s group health coverage for a period of eighteen months and (B) all of Mr. McHugh’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
In the event that Mr. McHugh’s employment is terminated as a result of his disability, the Company is required to pay to Mr. McHugh (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time, (b) any accrued and vested benefits, (c) a payment equal to one-half of his base salary then in effect, payable six months following such termination and (d) six monthly payments equal to one-twelfth of his base salary, payable following the payment set forth in clause (c) of this paragraph. Additionally, all of Mr. McHugh’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.
In the event that Mr. McHugh’s employment is terminated as a result of his death, Mr. McHugh will be entitled to (a) any accrued but unpaid base salary, unreimbursed expenses, and unused vacation time and (b) any accrued and vested benefits. Additionally, all of Mr. McHugh’s outstanding equity-based awards granted under a Company equity incentive plan will immediately vest.

During the course of his employment and for twelve months thereafter, Mr. McHugh may not be employed by, or engaged in, any entity that is a competitor to the Company or its subsidiaries. During the course of his employment and for two years thereafter, Mr. McHugh may not solicit or offer employment to any employee of the Company or its subsidiaries.
The following table summarizes the estimated benefits that would have been payable to Mr. McHugh if his employment had been (i) terminated on March 31, 2014 by the Company without cause or as a result of Mr. McHugh’s death or disability, (ii) not renewed in connection with a change of control or (iii) terminated on March 31, 2014 by Mr. McHugh for good reason.

	Terminated by the Company without Cause or by Mr. McHugh for Good Reason ($)		Non-renewal in connection with a Change of Control (other than an Anticipatory Change of Control ($)		Non-renewal in connection with an Anticipatory Change of Control ($)		Terminated as a Result of Disability ($)		Terminated as a Result of Death ($)
Accrued Base Salary	—		—		—		—		—
Benefits	34,355		34,355		34,355		—		—
Severance Payment	150,147	(1)	150,147	(3)	150,147	(4)	253,750	(1)	—
Bonus	—		—		—		—		—
Equity-based Awards	72,409	(2)	72,409	(2)	72,409	(2)	72,409	(2)	72,409	(2)
Total	256,911		256,911		256,911		326,159		72,409

(1)
  One-half of such amount payable to Mr. McHugh on the date that is six months following his separation from service, with the remaining one-half payable to Mr. McHugh in six equal monthly installments beginning on the first day of the next month following such initial payment.
(2)
  Reflects an amount equal to the number of unvested shares of Restricted Stock held by Mr. McHugh at March 31, 2014, valued at the closing stock price of our Common Stock as of March 31, 2014.
(3)
  Such amount is payable to Mr. McHugh not later than 3 days following the later to occur of (i) the expiration of Mr. McHugh’s employment agreement and (ii) the Change of Control; provided, that in the event of an anticipated Change of Control, such amount is payable to Mr. McHugh not later than ten (10) business days following such Anticipatory Change in Control.
Bravener Employment Agreement and Award Agreement
Mr. Bravener’s employment agreement provides that in the event Mr. Bravener’s employment is terminated (i) by Lower Lakes without cause prior to the Bravener End Date, (ii) by Mr. Bravener for good reason, (iii) following the expiration of Mr. Bravener’s employment agreement, if Lower Lakes decides not to renew Mr. Bravener’s employment agreement or (iv) as a result of Mr. Bravener’s disability or death, Mr. Bravener will be entitled to (a) any accrued but unpaid base salary and performance bonus as the of the date of such termination, (b) payment of the base salary in effect at the time of termination for a period of twenty-four months and (c) continuation of all benefit programs, including the registered retirement savings plan, for a period of twenty-four months.
In the event Mr. Bravener’s employment is terminated by Lower Lakes following a change of control, Mr. Bravener will be entitled to (i) any accrued but unpaid base salary and performance bonus as the of the date of such termination, (ii) payment of the base salary in effect at the time of termination for a period of twenty-four months, (iii) continuation of all benefit programs, including contributions to Mr. Bravener’s Registered Retirement Savings Plan (RRSP) account, for a period of twenty-four months and (iv) a special bonus equal to 30% of Mr. Bravener’s base salary as of the date of such termination.

Under the terms of Mr. Bravener’s employment agreement, during the course of his employment and for twenty-four months after the termination thereof, Mr. Bravener may not be employed by or an advisor to any competitor to Lower Lakes or its affiliates, or otherwise engage in a competitive business in the U.S. or Canada and may not directly or indirectly solicit any customer, employee or service provider away from Lower Lakes or its affiliates.
Mr. Bravener’s Award Agreement provides that if Mr. Bravener’s employment is terminated for any reason other than (i) by Lower Lakes, for cause, (ii) by Mr. Bravener, without good reason, (iii) by Mr. Bravener, for good reason but without sixty days notice, or (iv) as a result of his death or permanent disability, 100% of the shares of Common Stock awarded to Mr. Bravener in connection with the execution of his employment agreement shall become fully vested as of the date of such termination.
In the event of a change of control of the Company, all restrictions, terms and conditions applicable to the shares of Common Stock awarded to Mr. Bravener in connection with the execution of his employment agreement shall be deemed lapsed and satisfied as of the date of such change of control.
The following table summarizes the estimated benefits that would have been payable to Mr. Bravener if his employment had been (i) terminated on March 31, 2014 by Lower Lakes without cause or as a result of Mr. Bravener’s death or disability, (ii) terminated on March 31, 2014 by Lower Lakes following a change of control or (iii) terminated on March 31, 2014 by Mr. Bravener for good reason.

	Terminated by the Company without Cause, by Mr. Bravener for Good Reason or as a Result of Death or Disability ($)	Terminated Following a Change of Control ($)
Accrued Base Salary	—	—
Accrued Performance Bonus	—	—
Base Salary Payment(1)	542,874	542,874
Benefits(2)	58,028	58,028
Special Bonus(3)	—	81,431
Restricted Stock(4)	125,711	125,711
Total	726,613	808,044

(1)
  Reflects Mr. Bravener’s base salary in effect as of March 31, 2014, paid in equal monthly payments over a period of twenty-four months.
(2)
  Reflects Mr. Bravener’s Benefits in effect as of March 31, 2014, paid over a period of 24 months.
(3)
  Reflects an amount equal to 30% of Mr. Bravener’s base salary as of March 31, 2014, paid in equal monthly payments over a period of twenty-four months.
(4)
  Reflects an amount equal to the number of unvested shares of Restricted Stock held by Mr. Bravener at March 31, 2014 valued at the closing stock price of our Common Stock as of March 31, 2014.

DIRECTOR COMPENSATION
The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended March 31, 2014. Compensation information for Laurence S. Levy, our Executive Chairman, and Scott Bravener, President of Lower Lakes, is set forth in the Summary Compensation Table above.
Our policy is to pay our Lead Independent Director $50,000 in cash annually and $8,750 of our Common Stock at the end of each fiscal quarter during which he or she served as Lead Independent Director. We pay our non-employee directors $40,000 in cash annually and $6,250 of our Common Stock at the end of each fiscal quarter during which they served as a director. In accordance with ASC Topic 718, the stock awards set forth below reflect the value of the Common Stock at the grant date rather than the date such awards were earned.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
John Binion	38,132	23,841	—	61,973
Jonathan Brodie	40,000	25,008	—	65,008
H. Cabot Lodge III	40,000	25,008	—	65,008
Michael D. Lundin	49,533	34,546	—	84,079

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or, the Dodd-Frank Act, and Section 14A of the Exchange Act, Proposal 2 provides our stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.
At the Company’s 2013 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers and indicated their preference that we should seek future advisory (non-binding) votes each year on such executive compensation. Based on the recommendation of the Board in the Company’s 2013 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has determined to hold an advisory vote on executive compensation each year.
As described in the Compensation Discussion and Analysis, our compensation program is designed to attract and retain the most qualified executives while motivating high company performance and to align our executive officers’ interests with those of our stockholders. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include pay opportunities that are based on:
•
  general economic conditions;
•
  our overall performance and profitability;
•
  our historical compensation practices and current and historical compensation practices of peer companies;
•
  each executive’s performance, skill sets and roles in the Company; and
•
  our need for skill sets and the market for the executive’s skill sets.
The say-on-pay vote gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation or our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related disclosure in this proxy statement.”
Because this vote is advisory, it will not be binding on the Compensation Committee, the Board or us. However, the Compensation Committee and the Board value the opinions of our stockholders, and will carefully take into account the outcome of the vote when considering future executive compensation arrangements.
The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related disclosure in this proxy statement.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm to audit and report upon our consolidated financial statements for the fiscal year ending March 31, 2015. Although stockholder ratification of the Board of Directors’ action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending March 31, 2016, since it would be impractical to replace our auditors so late into our current fiscal year.
It is expected that representatives of Grant Thornton LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
The Board of Directors recommends a vote FOR ratification of the appointment of the independent registered public accounting firm. Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the independent registered public accounting firm unless otherwise specified in the proxy.
Principal Accountant Fees and Services
Audit Fees.   The aggregate fees billed by Grant Thornton LLP for the fiscal years ended March 31, 2014 and March 31, 2013 for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $425,583 for the fiscal year ended March 31, 2014 and $440,387 for the fiscal year ended March 31, 2013.
Audit-Related Fees.   The aggregate fees billed by Grant Thornton LLP for the fiscal years ended March 31, 2014 and March 31, 2013 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements were $0 for the fiscal year ended March 31, 2014 and $0 for the fiscal year ended March 31, 2013.
Tax Fees.   The aggregate fees billed by Grant Thornton LLP for the fiscal years ended March 31, 2014 and March 31, 2013 for professional services rendered for tax compliance, tax advice and tax planning were $95,291 for the fiscal year ended March 31, 2014 and $123,514 for the fiscal year ended March 31, 2013. The nature of the services performed for these fees was primarily for the preparation of tax returns, responding to inquiries from taxing agencies and tax structure planning.
All Other Fees.   For the fiscal years ended March 31, 2014, and March 31, 2013, we incurred no other fees.
Policy on Pre-Approval of Services Provided by Grant Thornton LLP
The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee preapproves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation.
Other Matters
Any proposal of an eligible stockholder intended to be presented at the next annual meeting of stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting no later than March 31, 2015. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or prior to [•], 2015 and certain other conditions of the applicable rules of the SEC are satisfied. Under our second amended and restated bylaws, proposals of stockholders intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2015, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received no later than July 25, 2015 and must comply with the procedures outlined in our second amended and restated bylaws, which may be found on our website www.randlogisticsinc.com or a copy of which is available upon request from the Secretary of the Company at the address set forth below. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.
We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. In addition to solicitation of proxies by use of the mails, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.
We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.
COPIES OF OUR ANNUAL REPORT ON FORM 10-K AND FORM 10-K/A FOR THE FISCAL YEAR ENDED MARCH 31, 2014, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO LAURENCE S. LEVY, EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS, RAND LOGISTICS, INC., 500 FIFTH AVENUE, 50TH FLOOR, NEW YORK, NEW YORK 10110.
Our Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed WHITE proxy card to vote any proxies in accordance with their best judgment. The accompanying WHITE proxy card confers discretionary authority to such persons to vote on any unanticipated matters
It is important that proxies be returned promptly. Stockholders are urged to date and sign the enclosed proxy card and return it promptly in the accompanying envelope. If stockholders have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

Okapi Partners LLC
437 Madison Avenue 28th Floor
New York, NY 10022
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders Call Toll Free: (877) 796-5274
Email: info@okapipartners.com
By order of the Board of Directors,

CAROL ZELINSKI,
Secretary
500 Fifth Avenue, 50th Floor
New York, New York 10110
[•], 2014

Appendix A
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS
The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2014 annual meeting of stockholders (collectively, the “Participants”).
Directors and Nominees
The principal occupations of our directors and nominees are set forth under the section above titled “Proposal 1 — Election of Directors” of this proxy statement. The name of the Directors and Nominees are set forth below and the business addresses for all the Directors and Nominees is c/o Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110.
Name
John Binion
Jonathan Brodie
Scott Bravener
Laurence S. Levy
H. Cabot Lodge III
Michael D. Lundin
Officers and Employees
The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110.

Name	Title
Scott Bravener	President and Chief Executive Officer, Lower Lakes
Edward Levy	President
Laurence S. Levy	Executive Chairman
Joseph W. McHugh, Jr.	Chief Financial Officer

Information Regarding Ownership of Company Securities by Participants
The amount of the Company’s securities beneficially owned by each Participant as of August 4, 2014, including the number of securities for which beneficial ownership can be acquired within 60 days of such date are listed below. Except as otherwise noted in the footnotes below, each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Name	Beneficial Ownership of Rand Logistics, Inc. Common Stock as of August 4, 2014 (including Securities that may be acquired within 60 days of August 4, 2014)
John Binion	25,273
Jonathan Brodie	58,337
Scott Bravener	237,413	(1)
Edward Levy	548,101	(2)
Laurence S. Levy	1,353,976	(3)
H. Cabot Lodge III	41,345	(4)
Michael D. Lundin	44,075
Joseph W. McHugh, Jr.	178,651	(5)

(1)
  Includes 61,267 shares that are issuable upon the exercise of stock options that are presently exercisable.
(2)
  Includes 111,752 shares that are issuable upon the exercise of stock options that are presently exercisable.
(3)
  Includes 789,694 shares held by Rand Management LLC, of which the sole member is the Laurence S. Levy Irrevocable Trust, a trust established for the benefit of Mr. Levy’s three children, of which Mr. Levy is trustee, and 327,869 shares that are issuable upon the exercise of stock options that are presently exercisable.
(4)
  Includes 2,340 shares held by Carmel Lodge LLC, of which Mr. Lodge is the sole member.
(5)
  Includes 45,951 shares that are issuable upon the exercise of stock options that are presently exercisable.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description
John Binion	06/28/2013	955	Grant of restricted stock
	08/13/2013	9,149	Purchase
	08/14/2013	5,851	Purchase
	09/30/2013	1,288	Grant of restricted stock
	12/31/2013	1,076	Grant of restricted stock
	03/31/2014	908	Grant of restricted stock
	06/30/2014	1,046	Grant of restricted stock

Name	Transaction Date	# of Shares	Transaction Description
Jonathan Brodie	06/30/2012	758	Grant of restricted stock
	09/30/2012	847	Grant of restricted stock
	12/31/2012	993	Grant of restricted stock
	03/29/2013	1,020	Grant of restricted stock
	06/28/2013	1,174	Grant of restricted stock
	08/09/2013	10,000	Purchase
	09/30/2013	1,288	Grant of restricted stock
	12/31/2013	1,076	Grant of restricted stock
	03/31/2014	908	Grant of restricted stock
	06/30/2014	1,046	Grant of restricted stock
Scott Bravener	02/22/2013	13,488	Grant of restricted stock
	06/05/2013	8,102	Grant of restricted stock
	07/22/2014	15,896	Grant of restricted stock
Edward Levy	02/11/2013	10,000	Purchase
	02/12/2013	3,000	Purchase
	06/05/2013	17,512	Grant of restricted stock
	08/09/2013	1,000	Purchase
	08/12/2013	749	Purchase
	08/14/2013	18	Purchase
	08/19/2013	392	Purchase
	08/20/2013	1,922	Purchase
	08/21/2013	919	Purchase
	11/13/2013	2,500	Purchase
	07/22/2014	28,728	Grant of restricted stock
Laurence S. Levy	06/05/2013	23,698	Grant of restricted stock
	07/22/2014	30,738	Grant of restricted stock
H. Cabot Lodge III	06/30/2012	758	Grant of restricted stock
	09/30/2012	847	Grant of restricted stock
	12/31/2012	993	Grant of restricted stock
	03/29/2013	1,020	Grant of restricted stock
	06/28/2013	1,174	Grant of restricted stock
	09/30/2013	1,288	Grant of restricted stock
	12/31/2013	1,076	Grant of restricted stock
	03/31/2014	908	Grant of restricted stock
	06/30/2014	1,046	Grant of restricted stock

Name	Transaction Date	# of Shares	Transaction Description
Michael D. Lundin	06/30/2012	758	Grant of restricted stock
	09/30/2012	847	Grant of restricted stock
	12/31/2012	993	Grant of restricted stock
	03/29/2013	1,020	Grant of restricted stock
	06/28/2013	1,556	Grant of restricted stock
	08/09/2013	5,000	Purchase
	09/30/2013	1,803	Grant of restricted stock
	12/31/2013	1,507	Grant of restricted stock
	03/31/2014	1,271	Grant of restricted stock
	06/30/2014	1,464	Grant of restricted stock
Joseph W. McHugh, Jr.	02/15/2013	5,000	Purchase
	02/22/2013	8,558	Grant of restricted stock
	06/05/2013	2,649	Grant of restricted stock
	08/12/2013	5,000	Purchase
	07/22/2014	8,565	Grant of restricted stock

Miscellaneous Information Concerning Participants
Except as described in this Appendix A or otherwise disclosed in the proxy statement, to the Company’s knowledge:
•
  No Participant owns any securities of the Company of record that such Participant does not own beneficially.
•
  No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.
•
  No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company.
•
  No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.
•
  No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.
•
  No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliate will or may be a party.
•
  No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

 RAND LOGISTICS, INC. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Please Be Sure To Mark, Sign, Date and Return Your Proxy Cardin the Envelope Provided 2014 Annual Meeting of Stockholders September 23, 2014, 4:00 P.M. local time This Proxy is Solicited On Behalf Of The Board Of Directors . FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED . Signature Signature (if held Jointly) Date , 2014. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: XPlease mark your votes like this WHITE PROXY CARD Please mark, date and sign, and return promptly this proxy in the enclosed envelope. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 2. The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the accompanying Proxy Statement. 1. Election of Class II Directors: FOR nominee listed below WITHHOLD AUTHORITY to vote for nominee listed below John Binion 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. 3. Ratification of the appointment of Grant Thornton LLP as Rand Logistics, Inc.’s independent registered public accounting firm for the fiscal year ending March 31, 2015. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3. Jonathan Brodie

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 23, 2014. The Proxy Statement and our 2014 Annual Report to Stockholders on Form 10-K and Form 10-K/A are available at: http://www.hivedms.com/Rand . FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED . WHITE PROXY CARD RAND LOGISTICS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2014. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints LAURENCE S. LEVY and EDWARD LEVY, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Rand Logistics, Inc. on Tuesday, September 23, 2014, at the offices of the Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed for Class II Directors on the reverse side; FOR proposals 2 and 3; and in the discretion of the proxy holders on any other matter which comes before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting. This proxy may be revoked at any time prior to the time it is voted. Only stockholders of record at the close of business on July 25, 2014 are entitled to notice of, and to vote at the meeting and any adjournment or postponement thereof. By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof. YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY (Continued and to be dated and signed on reverse side)